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                                                                    EXHIBIT 32.1


                Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Vion Pharmaceuticals, Inc. (the "Company"), hereby certify that the Amended Quarterly Report on Form 10-Q/A of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ALAN KESSMAN
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Alan Kessman
Chief Executive Officer
August 14, 2003